Exhibit 23.2

               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 21,
1996, which appears on page F-2 of SA Telecommunications, Inc.'s
Annual Report on Form 10-KSB for the year ended December 31, 1995.

/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP

Dallas, Texas
April 18, 1996